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                                                                   Exhibit 10(A)

                                                                  Composite Copy
                                                       (as of February 14, 2000)


                                 INTERTAN, INC.

                           DEFERRED COMPENSATION PLAN

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                                  ARTICLE ONE

                                    PURPOSE


Section 1.1 The purpose of this InterTAN, Inc. Deferred Compensation Plan (the "Plan") is to enable InterTAN, Inc. ("InterTAN") and its subsidiaries to secure and retain the services of outstanding key executive personnel by providing, subject to the provisions of the Plan, income payments to key executive employees during their lifetime and to their beneficiaries following their death.


                                  ARTICLE TWO

                                  DEFINITIONS


Section 2.1 Beneficiary. The recipient(s) designated (in accordance with Article Seven) by a Participant in the Plan to whom benefits are payable following his death.

Section 2.2 Committee. The Organization and Compensation Committee of the Board of Directors of InterTAN, which shall administer the Plan in accordance with Article Nine.

Section 2.3 Disability. A physical or mental condition which, in the opinion of the Committee, totally and presumably permanently, prevents a Participant from substantially performing duties for which such Participant is suited to perform either by education or training, or if such Participant is on a Leave of Absence when such condition develops, substantially performing duties for which such Participant is suited to perform either by education or training. A determination that Disability exists shall be based upon competent medical evidence satisfactory to the Committee. The date that any person's Disability occurs shall be deemed to be the date such condition is determined to exist by the Committee.

Section 2.4  Employee. A regular full-time executive employee of InterTAN.

Section 2.5  Leave of Absence. Any period during which:

          (a) an Employee is absent with the prior consent of InterTAN, which consent shall be granted under uniform rules applied to all Employees on a nondiscriminatory basis, but only if such person is an Employee immediately prior to the commencement of such period of authorized absence and resumes employment with InterTAN not later than the first working day following the expiration of such period of authorized absence; or

          (b) an Employee is a member of the Armed Forces of the United States or that nation in which he resides, and his reemployment rights are guaranteed by law, but only if such
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person is an Employee immediately prior to becoming a member of such Armed
Forces and resumes employment with InterTAN within the period during which his reemployment rights are guaranteed by law.


Section 2.6 Participant. An Employee who has been selected and has accepted a Plan Agreement as provided in Article Three.

Section 2.7 Plan Agreement. The agreement between InterTAN and a Participant, entered into in accordance with Article Three, and in the form of attached Exhibit "A" (as such form may be amended from time to time hereunder).

Section 2.8 Plan Benefit Amount. Plan Benefit Amount means the dollar amount set forth and so designated in a Participant's Plan Agreement.

Section 2.9 Retirement. The following classifications of Retirement as referred to in this Plan are defined as follows:

          (a) Early Retirement. The voluntary election, as opposed to involuntary termination by InterTAN, prior to the Participant's attaining the age of sixty-five (65) years, by a Participant to terminate his employment after attaining the age of fifty-five (55) years.

          (b) Normal Retirement. The termination of a Participant's service with InterTAN at the date of attaining age sixty-five (65) years.

          (c) Late Retirement. The termination of a Participant's service with InterTAN after the Participant's attaining the age of sixty-five (65) years.

Section 2.10 InterTAN. InterTAN, Inc., a Delaware corporation, and those subsidiary corporations in which InterTAN owns at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote.

Section 2.11 InterTAN Subsidiary. Any corporation in which InterTAN owns at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote.


                                 ARTICLE THREE

                         SELECTION OF PARTICIPANTS AND
                            AGREEMENT TO PARTICIPATE


Section 3.1 The Committee, in its sole and exclusive discretion, shall select from among the key executive employees of InterTAN, candidates for participation in the Plan. A candidate shall become a Participant only upon his execution of a Plan Agreement and a Beneficiary Designation Form (a form being attached as Exhibit "B").

Section 3.2 Subject to Section 8.4 hereof, the Committee reserves the right, at its discretion, and without prejudice or liability, to terminate any Plan Agreement with any Participant of InterTAN at any time prior to the Participant's retirement or death.

                                       2
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                                  ARTICLE FOUR

                                 LIFE INSURANCE


Section 4.1 InterTAN may obtain life insurance insuring the life of any Participant as a means of funding InterTAN's obligations to his Beneficiary in whole or part. InterTAN shall be the sole owner and beneficiary of all such policies of insurance so obtained and of all incidents of ownership therein, including without limitation, the rights to all cash and loan values, dividends (if any), death benefits and the right to terminate. No Beneficiary or Participant shall be entitled to any rights, interests or equities in such policies or to any specific asset of InterTAN of any type, and on the contrary, their rights against InterTAN under the Plan shall be solely as general creditors.

Section 4.2 If as a result of misrepresentations made by a Participant in any application for life insurance upon his life obtained by InterTAN hereunder, the insurance carrier or carriers or any reinsurance thereof successfully avoid(s) payment to InterTAN of the proceeds of its or their policy or policies, or such proceeds are not payable because the Participant's death results from suicide within two (2) years of the issuance of such policy or within two (2) years of the issuance to InterTAN of additional policies obtained by InterTAN hereunder, then, in any of said events, notwithstanding any other provisions of the Plan or of the Plan Agreement with such Participant, InterTAN shall have no obligation to his Beneficiary to provide any of the death benefits otherwise payable under the terms thereof.

Section 4.3 Each Participant shall cooperate in the securing of life insurance on his life by furnishing such information as the insurance company may require, taking such physical examinations as may be necessary, and taking any other action which may be requested by InterTAN or the insurance company to obtain such insurance coverage. If a Participant refuses to cooperate in the securing of life insurance, or if InterTAN is unable to secure life insurance at a rate that it deems acceptable, acting reasonably, then the Plan Agreement shall be of no force and effect as to a Participant unless InterTAN waives such requirement in writing.


                                  ARTICLE FIVE

                      BENEFITS PAYABLE TO PARTICIPANTS AND
                        TO BENEFICIARIES OF PARTICIPANTS


Section 5.1 Subject to the terms and conditions of the Plan, upon the Retirement of a Participant, InterTAN agrees to pay to Participant a Retirement benefit as follows:

          (a) Normal Retirement. If a Participant retires at the date of Normal Retirement, then InterTAN agrees to pay to Participant or to the designated Beneficiary of Participant in the event of the death of Participant prior to the termination of payment of Retirement benefits hereunder, all from its general assets, an amount equal to such Participant's Plan Benefit Amount, such sum to be paid as set forth in Section 5.3 hereof.

                                       3
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          (b) Early Retirement.  If a Participant retires at a time that constitutes an Early Retirement, then InterTAN agrees to pay to Participant or to the designated Beneficiary of Participant in the event of the death of Participant prior to the termination of payment of Early Retirement benefits hereunder, all from its general assets, an amount equal to such Participant's Plan Benefit Amount reduced by five percent (5%) per year for each year that Early Retirement precedes the date of Normal Retirement. Such year shall be a fiscal year beginning on the date a Participant attains age fifty-five (55). Any reduction for a part of a year shall be prorated on a daily basis assuming a 365 day year. Such amount shall be paid as set forth in Section 5.3 hereof.

          (c) Late Retirement. If a Participant retires at a date that constitutes Late Retirement, then InterTAN agrees to pay to Participant or to the designated Beneficiary of Participant in the event of the death of Participant prior to the termination of payment of Late Retirement benefits hereunder, all from its general assets, an amount equal to such Participant's Plan Benefit Amount, reduced by a percentage determined as follows:

                Age on Date of        Percent of Reduction
                Late Retirement       of Plan Benefit Amount
                ---------------       ----------------------
                     66                       0%
                     67                       0%
                     68                       0%
                     69                       0%
                     70                       0%
                     71                       20%
                     72                       40%
                     73                       60%
                     74                       80%
                     75                       100%

The percent of reduction of a Participant's Plan Benefit Amount shall be measured on a fiscal year beginning on the date of Participant's date of birth and shall commence on the day after the date a Participant attains age 70, and any reduction for a part of a year shall be prorated on a daily basis at the applicable percentage assuming a 365 day year. Such amount shall be paid as set forth in Section 5.3 hereof.

Section 5.2 Subject to the terms and conditions of the Plan, upon the death of a Participant, but only if the Participant is an Employee of InterTAN at his death (except as set forth in Section 5.2(c) below) and is not entitled to Retirement benefits pursuant to a Plan Agreement at such time, InterTAN agrees to pay to his Beneficiary from its general assets an amount equal to such Participant's Plan Benefit Amount as reflected in Employee's Plan Agreement or, as the case may be, in the last amendment to such Plan Agreement. With respect to such benefits, however, it is further provided that:

          (a) no benefits shall be payable to the Beneficiary of a Participant in those instances covered by Section 4.2;

          (b) if a Participant dies while an Employee of InterTAN after the date of his Normal Retirement, then the amount payable to his Beneficiary upon a Participant's death shall be reduced as set forth in Section 5.1(c) hereof.

          (c) the death of a Participant within the first year after involuntary termination of employment with InterTAN as provided in Section 8.6 shall not defeat the right of such Participant's Beneficiary to receive benefits under this Section 5.2 so long as an event described in Section 8.5(a), (b) or (c) occurs within one year of the date of termination of the Participant's employment.

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Section 5.3  The aggregate amount payable upon the Normal Retirement, Early
Retirement, Late Retirement, benefits due and payable under Section 8.5 or 8.6 hereof or death of a Participant to a Participant or his Beneficiary shall be paid in one hundred twenty (120) equal monthly installment payments commencing on the first day of the month next following thirty (30) days after Retirement or after the Committee's receipt of a certified death or proof of death certificate verifying the Participant's death or at the time stated in Section
8.5 or 8.6 hereof. A Participant shall notify InterTAN of Retirement by hand delivery or by certified or registered mail, return receipt requested, postage prepaid, of a written Notice of Retirement specifying the effective date of Retirement, such written notice to be addressed to: Organization and Compensation Committee of the Board of Directors, InterTAN, Inc., Suite 904, 3300 Highway #7, Concord, Ontario, Canada L4K 4M3. Such notice shall be deemed to be received when actually received by said Organization and Compensation Committee at said address as may be changed from time to time in the Plan Agreements, as amended.

Section 5.4 Until actually paid and delivered to the Participant or to the Beneficiary entitled to same, none of the benefits payable by InterTAN under any Plan Agreement shall be liable for the debts or liabilities of either the Participant or his Beneficiary, nor shall the same be subject to seizure by any creditor of the Participant or his Beneficiary under any writ or proceeding at law, in equity or in bankruptcy. Further, no Participant or Beneficiary shall have power to sell, assign, transfer, encumber, or in any manner anticipate or dispose of the benefits to which he is entitled or may become entitled under a Plan Agreement.

Section 5.5

          (a) During the period that Participant is receiving benefits under a Plan Agreement and for one (1) year after cessation of payment of benefits, Participant agrees that he will not, either directly or indirectly, within the United States of America or in any country of the world that InterTAN sells, imports, exports, assembles, packages or furnishes its products, articles, parts, supplies, accessories or services or is causing them to be sold, imported, exported, assembled, packaged or furnished through related entities, representatives, agents, or otherwise, own, manage, operate, join, control, be employed by, be a consultant to, be a partner in, be a creditor of, engage in joint operations with, be a stockholder, officer or director of any corporation, sole proprietorship or business entity of any type, or participate in the ownership, management, direction, or control or in any other manner be connected with, any business of manufacturing, designing, programming, servicing, repairing, selling, leasing, or renting any products, articles, parts, supplies, accessories or services which is at the time of Participant's engaging in such conduct competitive with products, articles, parts, supplies, accessories or services manufactured, sold, imported, exported, assembled, packaged or furnished by InterTAN, except as a shareholder owning less than five percent (5%) of the shares of a corporation whose shares are traded on a stock exchange or in the over-the-counter market by a member of the National Association of Securities Dealers. "Consumer Electronic Products" are those type of products sold at the retail level to the ultimate customer as are advertised by InterTAN in its most recently published annual catalogs and monthly flyers.
Manufacturing of Consumer Electronic Products and sale of Consumer Electronic Products at levels of distribution other than the retail level are not considered a violation of this covenant.

             (b)  (i)  In the event that a Participant takes Retirement and engages in any of the activities described in the immediately preceding paragraph, or engaged in any of such activities prior to Retirement, then, without any further notification, and upon determination by the Committee that such a Participant is engaged or has engaged in such activities, such Committee's decision to be conclusive and binding upon all concerned, and notwithstanding any other provisions of the Plan or of the Plan Agreement with such Participant, InterTAN's obligation to a Participant to pay any Retirement or death benefits hereunder shall automatically cease and terminate, and InterTAN shall have no further obligation to such Participant or Beneficiary pursuant to the Plan

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                       or the Plan Agreement. InterTAN may enforce this
                       provision by suit for damages which shall include but not be limited to all sums paid to Participant hereunder, or for injunction, or both.


             (ii) Provided, however, that in the event a Participant is being paid benefits under Section 8.5, Section 8.6 or
                       Section 10.2 and not otherwise, and engages in any of the activities described in Section 5.5(a) InterTAN must give notice to the Participant specifying in detail the alleged violation of Section 5.5(a). Participant will be allowed ninety (90) days to cure such default. If the Committee feels there is continuing competition, then, without any further notice or opportunity to cure, and upon determination by the Board of Directors of InterTAN that such a Participant is engaged in such activities, such Board's decision to be conclusive and binding upon all concerned, and notwithstanding any other provisions of the Plan or of the Plan Agreement with such Participant, InterTAN's obligation to a Participant to pay any benefits hereunder shall automatically cease and terminate, and InterTAN shall have no further obligation to such Participant or Beneficiary pursuant to the Plan or the Plan Agreement. InterTAN may enforce this provision by suit for damages which shall include but not be limited to all sums paid to Participant hereunder, or for injunction, or both

Section 5.6 InterTAN may liquidate out of the interest of a Participant hereunder, but only as Retirement or death benefits become due and payable hereunder, any outstanding loan or loans or other indebtedness of a Participant owing to InterTAN. InterTAN may elect not to distribute Retirement or death benefits to any Participant or to a Beneficiary unless and until all unpaid loans or other indebtedness due to InterTAN from such Participant, together with interest, have been paid in full.

Section 5.7 Subject to termination or amendment of the Plan, any Plan Agreement, or both, a Participant's participation in the Plan shall continue during his Disability or his taking a Leave of Absence. A Participant who is Disabled or on Leave of Absence shall notify InterTAN of his date of Retirement as provided in Section 5.3 hereof.


                                  ARTICLE SIX

                         AMENDMENTS OF PLAN AGREEMENTS


Section 6.1 The Committee may enter into amendments to the Plan Agreement with any Participant for the purpose of increasing the benefits payable to the Participant or his Beneficiary in view of increases in his compensation following the execution of the initial Plan Agreement or the last amendment thereto and for the purpose of amending any provision of this Plan as it might apply to a Participant. In such cases, the acceptance of an amendment by a Participant is voluntary and until the amended Plan Agreement has been submitted to and accepted by him, it shall not be effective.


                                 ARTICLE SEVEN

                          BENEFICIARIES OF PARTICIPANT

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Section 7.1  At the time of his acceptance of a Plan Agreement, a Participant shall be required to designate the Beneficiary to whom benefits under the Plan and his Plan Agreement will be payable upon his death. A Beneficiary may be one
(1) or more persons or entities, such as dependents, persons who are natural objects of the Participant's bounty, an inter vivos or testamentary trust, or his estate. Such Beneficiaries may be designated contingently or successively as the Participant may direct. The designation of his Beneficiary shall be made by the Participant on a Beneficiary Designation Form to be furnished by the Committee and filed with it.

Section 7.2 A Participant may change his Beneficiary, as he may desire, by filing new and amendatory Beneficiary Designation Forms with the Committee.

Section 7.3 In the event a Participant designates more than one (1) Beneficiary to receive benefit payments simultaneously, each such Beneficiary shall be paid such proportion of such benefits as the Participant shall have designated. If no such percentage designation has been made, the Committee shall hold all benefit payments until the Beneficiaries agree as to the distribution of the funds or a judicial determination has been made.

Section 7.4 If the designated Beneficiary dies before the Participant in question and no Beneficiary was successively named, or if the designated Beneficiary dies before complete payment of the deceased Participant's benefits have been made and no Beneficiary was successively named, the Committee shall direct that such benefits (or the balance thereof) be paid to those persons who are the deceased Participant's heirs-at-law determined in accordance with the laws of descent and distribution then in force in the Province of Ontario for separate personal property, such determination to be made as though the Participant had died intestate and domiciled in Ontario.

Section 7.5 Whenever any person entitled to payments under this Plan shall be a minor or under other legal disability or, in the sole judgment of the Committee, shall otherwise be unable to apply such payments to his own best interest and advantage (as in the case of illness, whether mental or physical, or where the person not under legal disability is unable to preserve his estate for his own best interest), the Committee may in the exercise of its discretion direct all or any portion of such payments to be made in any one or more of the following ways unless claims shall have been made therefor by an existing and duly appointed guardian, conservator, committee or other duly appointed legal representative, in which event payment shall be made to such representative:

          (1) directly to such person unless such person shall be an infant or shall have been legally adjudicated incompetent at the time of the payment;

          (2) to the spouse, child, parent or other blood relative to be expended on behalf of the person entitled or on behalf of those dependents as to whom the person entitled has the duty of support;

          (3) to a recognized charity or governmental institution to be expended for the benefit of the person entitled or for the benefit of those dependents as to whom the person entitled has the duty of support; or

          (4) to any other institution, approved by the Committee, to be expended for the benefit of the person entitled or for the benefit of those dependents as to whom the person entitled has the duty of support.

The decision of the Committee will, in each case, be final and binding upon all persons and the Committee shall not be obliged to see to the proper application or expenditure of any payments so made. Any payment made pursuant to the power herein conferred upon the Committee shall operate as a complete discharge of the obligations of InterTAN and of the Committee.

Section 7.6 If the Committee has any doubt as to the proper Beneficiary to receive payments hereunder, the Committee shall have the right to withhold such payments until the matter is finally adjudicated or the Committee may direct InterTAN to bring a suit for interpleader in any appropriate court, pay any amounts due into the court, and InterTAN shall have the right to recover its reasonable attorney's fees from such proceeds so paid or to be paid. Any payment made by the Committee, in good faith and in accordance with this Plan, shall fully discharge the Committee and InterTAN from all further obligations with respect to such payments.



                                 ARTICLE EIGHT

                          TERMINATION OF PARTICIPATION

Section 8.1 Except as provided in section 8.4, 8.5, 8.6, 10.1 and 10.2 hereof, termination of a Participant's employment by InterTAN other than by reason of Retirement, Permanent Disability or Leave of Absence, whether by action of InterTAN or the Participant's resignation, shall terminate the Participant's participation in the Plan. Neither the Plan nor the Plan Agreement shall in any way obligate InterTAN to continue the employment of a Participant, nor will either limit the right of InterTAN to terminate a Participant's employment at any time, for any reason, with or without cause.

Section 8.2 Except as provided in Sections 8.4, 8.5, 8.6, 10.1 and 10.2 hereof, participation in the Plan by a Participant shall also terminate if the Plan or his Plan Agreement is terminated by InterTAN in accordance with Article Ten.

Section 8.3 Except as provided in Section 8.4, 8.5, 8.6, 10.1 and 10.2 hereof, upon termination of a Participant's participation in the Plan, all of InterTAN's obligations to the Participant and his Beneficiary(ies) under the Plan and Plan Agreement and each of them, shall terminate and be of no further effect.

Section 8.4 Except as provided in Section 8.4, 8.5, 8.6, 10.1 and 10.2, if a Participant's participation in the Plan is terminated, by:

               (a)  termination of the Plan;

               (b) termination of the Plan Agreement; or

               (c) Termination of employment for any reasons other than

                    (i) death or Retirement, which shall be governed by Article Five, or

                    (ii) dishonest or fraudulent conduct of a Participant or the conviction of a Participant of a felony crime, in which event no vesting under Section 8.4, 8.5, 8.6, 10.1 or
                         10.2 shall occur,

then such Participant shall be entitled, as set forth below, to a percentage of his Plan Benefit Amount as follows:

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          Age Attained at Date of Event
          Set Forth in 8.4(a), (b) or (c)           % Vested
          -------------------------------           --------

               Age 54 or younger                       0%
               Age 55 to 65                   A percent as determined
               in 5.1(b) hereof
               Age 65 to 70                           100%
               Age 70 to 75                   A percent as determined
                                                  in 5.1(c) hereof
               Age 75 and thereafter                    0%


          The amount payable under this Section 8.4 shall be determined as of the date of the event set forth in Section 8.4(a), (b) or (c) hereof and such amount as so determined at that time shall not be altered or changed thereafter except that the provisions of Section 5.5 hereof shall remain fully applicable during the Participant's employment by InterTAN, during the payment of benefits under this Section 8.4 and for one (1) year after termination of employment or payment of benefits. The amount payable under this Section 8.4 shall be paid as set forth in Section 5.3 hereunder to commence on the first day of the month next following thirty (30) days after cessation of Participant's employment with InterTAN.

Section 8.5  In the event that:

          (a) any person, corporation, partnership, association, joint stock company, trust, unincorporated organization, or government, including a political subdivision thereof (or any combination thereof acting for the purpose of acquiring, holding, voting, or disposing of equity securities of InterTAN), acquires beneficial ownership of at least twenty percent (20%) of the then issued and outstanding common stock of InterTAN; or

          (b) on any day more than fifty percent (50%) of the members of the Board of Directors of InterTAN (excluding those members replacing deceased Directors) were not Directors two (2) years prior to such date; or

          (c) substantially all the assets of InterTAN are sold or InterTAN is merged or consolidated or otherwise acquired by or with another corporation (other than an InterTAN subsidiary) unless, as the result of any such merger, consolidation, or acquisition,

               (i)  InterTAN is the surviving entity, and

               (ii) not more than twenty percent (20%) of InterTAN's then issued and outstanding common stock is sold or exchanged as the result of such merger, consolidation, or acquisition;

then for a period of three (3) years from the occurrence of any such event any Participant shall be vested with and be entitled to receive a benefit equal to his Plan Benefit Amount conditioned upon and subject to such Participant's employment with InterTAN being terminated, whether voluntary or involuntary, during such three-year period. Such benefit shall be payable in accordance with
Section 5.3 commencing on the first day of the month next following thirty (30) days after the date on which such Participant terminated his employment or had his employment terminated. Provided, however, if a Participant becomes entitled to benefits under this Section 8.5 after the date of his Normal Retirement, then the amount payable hereunder shall be reduced in the same amounts as set forth in Section 5.1 (c) hereof.

Any provision hereof to the contrary notwithstanding, any shares of InterTAN common stock sold or exchanged as the result of any acquisition agreement initiated by InterTAN whereby InterTAN acquires control of or substantially all the assets of another corporation shall not constitute an event described in Section 8.5 (a) or (c).

No Participant shall be entitled to benefits under this Section 8.5 unless such Participant's employment relationship with InterTAN is terminated within any three-year period beginning on the date of occurrence of any event described in
Section 8.5 (a), (b) or (c), provided, however, the occurrence of each such event shall mark the commencement of a new and separate three year period.

It is specifically provided that the provisions of Section 5.5 shall remain fully applicable during the payment of benefits under this Section 8.5 and shall continue for a one year period following termination of the payment of benefits. In the event of the death of a Participant prior to the receipt of all benefits payable under this Section, all remaining benefits shall be paid to his designated Beneficiary.

Section 8.6 In the event that a Participant's employment with InterTAN is involuntarily terminated for any reason other than those reasons set forth in
Section 8.4(c)(ii), and within a one year period beginning on the date of such termination there occurs an event described in Section 8.5(a), (b) or (c) then such Participant, or his Beneficiary if such Participant dies after termination of employment, shall be entitled to receive a benefit equal to his Plan Benefit Amount payable in accordance with Section 5.3 commencing on the first day of the month next following thirty (30) days after the occurrence of such event described in Section 8.5 (a), (b) or (c). Provided, however, if a Participant becomes entitled to benefits under this Section 8.6 after the date of his Normal Retirement, then the amount payable hereunder shall be reduced in the same amounts as set forth in Section 5.1 (c) hereof.

It is specifically provided that the provisions of Section 5.5 shall remain fully applicable during the payment of benefits under this Section 8.6 and shall continue for a one year period following termination of the payment of benefits. In the event of the death of a Participant prior to the receipt of all benefits payable under this Section, all remaining benefits shall be paid to his designated Beneficiary.

                                  ARTICLE NINE

                           ADMINISTRATION OF THE PLAN

Section 9.1 The Plan shall be administered by the Committee as it is presently constituted or as it may be changed from time to time by the Board of Directors of InterTAN.

Section 9.2 In addition to the express powers and authorities accorded the Committee under the Plan, it shall be responsible for:

          (a) construing and interpreting the Plan;

          (b) computing and certifying to InterTAN the amount of benefits to be provided in each Plan Agreement for the Participant or the Beneficiary of the Participant; and

          (c) determining the right of a Participant or a Beneficiary to payments under the Plan and otherwise authorizing disbursements of such payments by InterTAN;

in these and all other respects its decisions shall be conclusive and binding upon all concerned.

Section 9.3 InterTAN agrees to hold harmless and indemnify the members of the Committee against any and all claims and causes of action by or on behalf of any and all parties whomsoever, and all losses therefrom, including without limitation the cost of defense and attorney's fees, based upon or arising out of any act or omission relating to or in connection with the Plan other than losses resulting from any such Committee member's fraud or willful misconduct.

                                  ARTICLE TEN

                      TERMINATION OR AMENDMENT OF THE PLAN
                               OR PLAN AGREEMENTS

Section 10.1 InterTAN reserves the right to terminate or amend this Plan or any Plan Agreement, in whole or in part, at any time, or from time to time, by resolution of the Board of Directors of InterTAN provided, however, no amendment to the Plan or to any Plan Agreement shall alter the vested rights of a Participant or Beneficiary applicable on the effective date of such termination or amendment and, except for increases in Plan compensation as provided herein, such vested rights shall remain unchanged. Rights are deemed to have vested if benefits are actually being paid or if the only condition precedent to the payment of benefits is the termination of employment (unless terminated for reasons set forth in Section 8.4(c)(ii), in which event all benefits are forfeited) with InterTAN or the giving of notice of retirement or the occurrence of an event described in Section 8.5(a), (b) or (c).

Section 10.2 In the event the Plan or any Plan Agreement is terminated or adversely amended to the detriment of any Participant and within a one year period from the effective date of any such amendment or termination there occurs an event described in Section 8.5(a), (b) or (c), then any Participant so affected whose employment with InterTAN is terminated, voluntarily or involuntarily, within a three year period from the date such event occurs shall be entitled to receive those benefits set forth in Section 8.5 hereof to the same extent and in the same amounts as though such amendment or termination had not occurred. This Section 10.2 shall not apply to any Participant who, on the date of occurrence of any event described in Section 8.5(a), (b) or (c), has previously retired or has otherwise voluntarily terminated his employment with InterTAN.

                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

Section 11.1 The Plan and Plan Agreement and each of their provisions shall be construed and their validity determined under the laws of the Province of Ontario and InterTAN and each Participant under the Plan hereby submits and attorns to the exclusive jurisdiction of the courts of the Province of Ontario.

Section 11.2 The masculine gender, where appearing in the Plan or any Plan Agreement, shall be deemed to include feminine gender. The words "herein", "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and Plan Agreement, not to any particular provision, section or subsection, and words used in the singular or plural may be construed as though in the plural or singular where they would so apply.

Section 11.3  INTENTIONALLY DELETED.

Section 11.4 Any person born on February 29 shall be deemed to have been born on the immediately preceding February 28 for all purposes of this Plan.

Section 11.5 This Plan shall be binding upon and inure to the benefit of any successor of InterTAN and any such successor shall be deemed substituted for InterTAN under the terms of this Plan. As used in this Plan, the term "successor" shall include any person, firm, corporation, or other business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets or business of InterTAN.

Section 11.6 A participant shall not be required to mitigate the amount of any payment provided for in this Plan seeking other employment or otherwise.

Section 11.7 In the event that a Participant institutes any legal action to enforce his rights under, or to recover damages for breach of any of the terms of, this Plan or any Plan Agreement, the Participant, if he is the prevailing party, shall be entitled to recover from InterTAN all actual expenses incurred in the prosecution of said suit including but not limited to attorneys' fees, court costs, and all other actual expenses.

Section 11.8 Notwithstanding all other provisions in the Plan, in the event a Participant is entitled to benefits under two (2) separate sections of the Plan, the maximum a Participant may receive under this Plan is ten (10) times Participant's Plan Benefit Amount, payable in accordance with Section 5.3 hereof.

                                                                     Exhibit "A"

                                 INTERTAN, INC.


                           DEFERRED COMPENSATION PLAN

                                                ,19
                         -----------------------   ---

                                 PLAN AGREEMENT

To:_____________________________________________________________________________
                             (Name of Participant)

          The Organization and Compensation Committee of the Board of Directors of InterTAN, Inc. (the "Committee") has selected you to participate in the Deferred Compensation Plan (the "Plan"), a copy of which is furnished to you herewith.

          Your participation in the Plan is voluntary and conditioned upon your acceptance of this Plan Agreement in the manner provided below, by which it shall be agreed between us as follows:

              1) Your participation in the Plan and the rights accruing to you and your designated Beneficiary(ies) thereunder shall be in all respects subject to the terms and conditions of the Plan, the full text of which, and as it may be from time to time amended, is incorporated herein by reference. You agree to be bound by the terms and provisions of the Plan, and specifically, but without limitation, to the noncompetition provisions set forth in Section 5.5 of the Plan.

              2) For the purpose of determining the amount of benefits payable by InterTAN, Inc. ("InterTAN") under the Plan, it is agreed and stipulated that your Plan Benefit Amount is U.S. $__________. At the end of this Plan Agreement is an Addendum, which from time to time may be used to alter the Plan Benefit Amount as defined in the Plan by filling in the changed amount of the Plan Benefit Amount, by dating such change, and by InterTAN and you executing such Addendum.

              3) You acknowledge receipt of a Beneficiary Designation Form furnished you herewith and agree that upon your acceptance and return of this Plan Agreement as provided below, you will deliver such form completed as therein required.

          If you desire to participate in the Plan, please accept and return the enclosed copy of this letter, together with your completed Beneficiary Designation Form, to David S. Goldberg, on or before thirty (30) days from the date hereof, whereupon you shall become a Participant in the Plan according and subject to the terms thereof. If you do not accept and return such copy within the above time period, then we will assume that you have voluntarily elected not to participate in the Plan.

                                            Yours very truly,

                                                 INTERTAN, INC.

                                                 By:
                                                    ---------------------------
ACCEPTED THIS            day of
             -----------
                  ,19  .
-----------------    ---

-------------------------
(Participant)

                                                                     Exhibit "B"
                                 INTERTAN, INC.

                            DEFERRED COMPENSATION PLAN

                           BENEFICIARY DESIGNATION FORM

As a participant in the InterTAN, Inc. Deferred Compensation Plan (the "Plan"), I, the undersigned, direct the benefits payable at my death under the Plan to be made as follows:

               (1)  Primary Beneficiary.  I designate            , whose current
                                                     ------------
address is                           , and Social Security No. is             ,
          ---------------------------                             ------------
as the sole Primary Beneficiary to receive the benefits payable at my death under the Plan.

               (2) Contingent Beneficiaries. In the event the Primary Beneficiary should predecease me, or in the event our deaths shall occur simultaneously, or if such designated Primary Beneficiary should die before complete payment of the benefits payable at my death under the Plan, I designate the following person(s) as the Contingent Beneficiary(ies) to receive such benefits, or the balance thereof, either successively in the following order, or contemporaneously in the proportions indicated:

NAME:                                RELATIONSHIP:
     -----------------------------                ---------------

CURRENT ADDRESS:
                -----------------------------------------------------------

                                           PROPORTION TO RECEIVE
SOCIAL SECURITY NO.:                (IF APPLICABLE):
                    ---------------                  ----------------------

NAME:                                      RELATIONSHIP:
     ------------------------------                     -------------------

CURRENT ADDRESS:
                -----------------------------------------------------------

                                           PROPORTION TO RECEIVE

SOCIAL SECURITY NO.:                (IF APPLICABLE):
                    ---------------                 -----------------------

     (3) If at the time of my death none of the above Beneficiaries survive me, or none of them shall survive to receive all of the benefits payable at my death under the Plan, then such benefits, or the balance thereof, shall be distributed as provided in the Plan.

     (4) The rights of the designated Beneficiaries and all payments to them shall be in all respects subject to the terms and provisions of the Plan, a copy of which as currently in effect was furnished to me prior to my execution of this Beneficiary Designation Form.

     (5) I reserve the right to change my designated Beneficiary(ies) by filing a new Beneficiary Designation Form with the Organization and Compensation Committee as provided in the Plan and understand that no such change shall be effective unless received by the Committee prior to my death.

SIGNED this     day of           19   .
           -----      ----------   --


                                             -------------------------------
                                             (Participant)